UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2011
MedQuist Inc.
(Exact Name of Registrant as Specified in Charter)

New Jersey (State or Other Jurisdiction of Incorporation)	0-19941 (Commission File Number)	22-2531298 (I.R.S. Employer Identification No.)
9009 Carothers Parkway
Franklin, Tennessee 37067
(Address of Principal Executive Offices) (Zip Code)
(866) 295-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 31, 2011, Michael Seedman informed the board of directors of MedQuist Inc. (the “Company”) of his decision to resign as a member of the Company’s board of directors. The resignation was effective on March 31, 2011.

Item 8.01.	Other Events.
On February 8, 2011 and February 10, 2011, plaintiffs Victor N. Metallo and Joseph F. Lawrence (“Plaintiffs”), respectively, filed purported shareholder class action complaints in the Superior Court of New Jersey, Burlington County (Chancery Division). In their complaints, Plaintiffs purported to be shareholders of the Company and sought to represent a class of the Company’s minority shareholders in pursuit of claims against defendants, the Company, MedQuist Holdings Inc. (“MedQuist Holdings”) and the Company’s then current board members (collectively, the Company, MedQuist Holdings and the Company’s then current board members are referred to as “Defendants”).
Plaintiffs alleged that the Defendants breached certain fiduciary duties they owed to the Company’s minority shareholders in connection with the structuring and disclosure of the exchange offer (the “Exchange Offer”) by MedQuist Holdings to exchange shares of MedQuist Holdings common stock for properly tendered and accepted shares of common stock of the Company. Among other things, Plaintiffs alleged that (a) the Exchange Offer was procedurally and financially unfair, (b) the January 21, 2011 and February 16, 2011 Schedules 14D-9 that the Company filed with the Securities and Exchange Commission (“SEC”) and the February 3, 2011 Prospectus that MedQuist Holdings filed with the SEC were materially misleading and incomplete, and (c) the Exchange Offer was structured by Defendants in order to circumvent the provisions of the New Jersey Shareholders’ Protection Act. Plaintiffs sought, among other things, preliminary and permanent injunctions enjoining the consummation of the Exchange Offer, unspecified damages, pre- and post-judgment interest and attorneys’ fees and costs. The two Plaintiff actions were consolidated on February 22, 2011, under the caption In Re: MedQuist Inc. Shareholder Litigation, Docket Number C-018-11.
On March 4, 2011, Plaintiffs and Defendants entered into a memorandum of understanding (the “MOU”), which outlined a settlement in principle of the shareholder litigation. Under the terms of the MOU, MedQuist Holdings agreed to extend the expiration of the Exchange Offer until 5:00 p.m., New York City time, on Friday, March 11, 2011 (unless further extended or earlier terminated) and further agreed that if, as a result of the Exchange Offer, it obtains ownership of at least 90% of the outstanding common stock of the Company, MedQuist Holdings will conduct a short-form merger under applicable law to acquire the remaining shares of the Company’s common stock that it does not then own at the same exchange ratio applicable under the Exchange Offer. The Company also agreed to make certain supplemental disclosures concerning the Exchange Offer. On March 7, 2011, in accordance with the MOU, the Company filed with the SEC, Amendment No. 1 to the Schedule 14D-9. Amendment No. 1 to the Schedule 14D-9 contained supplemental disclosures about the Exchange Offer that were negotiated with Plaintiffs’ counsel.

On April 1, 2011, Plaintiffs and the Defendants executed a Stipulation of Settlement that memorialized the terms of the settlement outlined in the MOU (the “Stipulation of Settlement”). On this same date, Plaintiffs’ counsel filed with the Clerk of the Superior Court of New Jersey (Burlington County) a Motion for Preliminary Approval of the Proposed Stipulation of Settlement. The Motion asked the Court to, among other things, (a) hold a hearing to address preliminary approval of the Stipulation of Settlement, (b) certify a class, for purposes of effectuating the Stipulation of Settlement only, of all the Company’s shareholders (except the named Defendants and their families and affiliates) as of and including the date of the closing of the short form merger contemplated under the Stipulation of Settlement, and (c) schedule a final hearing within 60 days to determine whether the Stipulation of Settlement is reasonable and fair and should receive final approval. The court has scheduled a preliminary approval hearing on April 15, 2011.
A copy of the Stipulation of Settlement is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01. The foregoing description is a summary only and does not purport to be complete; it is qualified in its entirety by reference to the Stipulation of Settlement, the MOU, the Motion for Preliminary Approval of the Proposed Stipulation of Settlement, and Plaintiffs’ complaints and other applicable court filings.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Stipulation of Settlement, In Re: MedQuist Inc. Shareholder Litigation, Docket Number C-018-11, dated April 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2011	MedQuist Inc.
	By:	/s/ Mark R. Sullivan
Mark R. Sullivan
General Counsel, Chief Compliance Officer and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Stipulation of Settlement, In Re: MedQuist Inc. Shareholder Litigation, Docket Number C-018-11, dated April 1, 2011.